Exhibit 99.1

SOHU.COM REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

Second Quarter Net Income of 19 Cents Per Share and Revenue Growth of 216%

BEIJING, CHINA, July 23, 2003—SOHU.COM Inc. (Nasdaq: SOHU), China’s leading online media, communications, commerce and mobile value-added services company, today reported results for the second quarter ended June 30, 2003.

Business Highlights

Highlights for the second quarter 2003:

•	The Company recorded its fourth consecutive profitable quarter with US GAAP net income of US$7.5 million, or US$ 0.19 per diluted share

•	Revenues rise 216% year-on-year to US$19.3 million

•	12th consecutive quarter of double-digit quarterly sequential revenue growth; Revenues grew by an all-time high of US$4.9 million, or 34%, from US$14.4 million reported for the first quarter of fiscal 2003

•	Advertising revenues rise a record-high 102% year-on-year to US$6.8 million

•	Non-advertising revenues jump 354% year-on-year to US$12.5 million through sustained conversion of SOHU’s user base into consumers

•	Gross margins reach record high of 68%

•	Operating profit margins of 38% in Q2 2003 demonstrate scalability of the business model

“SOHU is very proud to report these better-than-guided results in the second quarter. Among the key drivers of our success in this quarter were the growth in online advertising and sponsored search and our continuing ability to offer diversified fee-based products and services to our consumers. We are confident of our business model’s long term growth prospects because the Internet is improving the lifestyle of Chinese people as they turn to SOHU for their daily information, communication and social interaction,” said Charles Zhang, Chairman and CEO of SOHU.

Business Results

With SOHU’s revenues derived from a mix of advertising and consumer business lines in the second quarter, the Company has realized its goal of building a sustainable and diversified business model based on two solid pillars: a stable home-market corporate advertising base and a large paying user population.

For the second quarter of 2003, SOHU’s advertising revenue totaled US$6.8 million, a 102% year-on-year improvement with Chinese domestic advertising clients accounting for the bulk of advertising revenues. Advertising revenues accounted for 35% of total revenues in Q2 2003. Advertising revenue gross margins of 74% increased substantially from 56% in the same period a year ago, underscoring how online advertising has grown into a highly scalable revenue stream.

“We were able to grow sales in both online advertising for large corporate clients and paid Search and Directory listings, bidding listing and classified advertising for our retail clients above our expectations. Two major events in the second quarter, the Iraq war and Sars, drove users and marketing decision-makers to the Internet, further strengthening society’s overall acceptance of the Internet as a mainstream new media and communications platform,” Victor Koo, COO of SOHU, explained.

For the second quarter of 2003, SOHU’s non-advertising revenues grew 354% year-on-year to US$12.5 million, significantly beating company guidance. Non-advertising revenue gross margins reached 64%.

Non-advertising revenues from consumer services, consisting of US$11.5 million of e-subscriptions (mainly mobile short messaging related services and bundled access and content services) and US$1.0 million in e-commerce sales, contributed 65% of total revenues in Q2 2003. Through e-subscriptions and e-commerce SOHU is monetizing its vast user base by leveraging existing products to its over 50 million registered users including 33 million Alumni Club members. This organic growth was attributable to SOHU’s product development and branding, which has facilitated the conversion of SOHU’s users into paying consumers, with 80% of e-subscriptions revenue being derived from monthly subscriptions for community, news, email and alumni club services.

Late in the second quarter SOHU released for commercial use Knight Online, an online multi-player role-playing game. There was no material revenue from Knight Online in the Q2 2003 results.

At June 30, 2003, SOHU’s cash and marketable debt securities balance was US$55.4 million. On a proforma basis after including the US$87.75 million proceeds from the July 2003 convertible note offering, the June 30, 2003 cash balance would have been US$143.15 million.

“SOHU’s employees should be commended for working through a difficult and dangerous Sars period to produce these strong financial results, having achieved operating profit margins of 38% and raising net income by 7 cents per share from the previous quarter. While revenues increased by 216% year-on-year, Q2 2003 operating expenses of US$5.8 million went up by only 38% from Q2 2002,” Derek Palaschuk, SOHU’s Chief Financial Officer, commented.

Business Outlook

SOHU estimates total revenues for Q3 2003 to be between US$20.0 million and US$21.3 million, with advertising revenues of US$7.5 million to US$7.8 million and non-advertising revenues of US$12.5 million to US$13.5 million. Third quarter income before income tax is expected to be between US$7.5 million and US$8.5 million. After a non cash tax charge of US$ 2.3 million, third quarter net income is expected to be between US$5.2 million and US$6.2 million or US$0.13 to US$0.16 per diluted share. The company’s effective income tax rate for the fourth quarter of 2003 and full year 2004 and 2005 is expected to be no more than 3%.

“The strong SOHU brand, our creative product development and swift application of new technologies against the backdrop of the opportunities offered by the Internet in China will bring long term growth to both SOHU’s advertising and consumer business,” concluded Charles Zhang, CEO and Chairman of SOHU.COM.

Safe Harbor Statement

This company’s announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until the release of SOHU’s next quarterly earnings announcement; however, SOHU reserves the right to update its Business Outlook at any time for any reason. We may also make written or oral forward-looking statements in our periodic reports to the Securities and Exchange Commission on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SOHU’s historical and possible future losses, limited operating history, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, and the company’s reliance on online advertising sales, e-subscriptions (most of which are collected from a few telecom operators) and e-commerce for its revenues. Further information regarding these and other risks is included in SOHU’s Annual Report on Form 10K for the year ended December 31, 2002, Quarterly Report on Form 10Q for the quarter ended March 31, 2003 and other filings with the Securities and Exchange Commission.

Conference Call

SOHU’s management team will host a conference call at 9:00 PM EST, July 22, 2003 (9:00 AM on July 23, 2003 in the Hong Kong/China time zone) following the quarterly results announcement.

Conference call dial-in details: TELEPHONE: from within U.S.A. at (1)773-756-4618; from Hong Kong at (852) 2258-4002; or from China at 10-800-852-0823 (toll free), PASSCODE: 5720400, LEADER: Caroline Straathof.

Instant replay dial-in numbers (available for 24 hours): TELEPHONE from within U.S.A: (1-402) 220-1202; or from Hong Kong at (852) 2802-5151; PASSCODE: 745550.

The conference call will be available on web cast live and replay at:

http://www.sohu.com/about/English/conference.htm

About SOHU

SOHU.com is one of China’s most recognized and established Internet brands and indispensable to the daily life of millions of Chinese who use the portal for e-mail, alumni club, short messaging services, news, search, games, browsing and shopping. Apart from continuous product and services development, SOHU.com also concentrates its efforts on making the Internet ubiquitously available, whether in the office, at home or on the road. SOHU.com, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its seventh year of operation.

For further information:

Caroline Straathof

SOHU Investor Relations and Communications

Tel: +86 10 6510 1379

E-mail: ir@sohu-inc.com

http://www.sohu.com/about/English/

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Six Months Ended
	Jun. 30, 2003	Mar. 31, 2003	Jun. 30, 2002	Jun. 30, 2003	June 30, 2002
Revenues:
Advertising	$6,801	$4,476	$3,363	$11,277	$5,874
Non-advertising	12,548	9,935	2,763	22,483	4,783

Total revenues	19,349	14,411	6,126	33,760	10,657

Cost of revenues:
Advertising	1,750	1,602	1,495	3,352	2,958
Non-advertising	4,521	3,654	1,600	8,175	3,048

Total cost of revenues	6,271	5,256	3,095	11,527	6,006

Gross profit	13,078	9,155	3,031	22,233	4,651

Operating expenses:
Product development	1,926	1,742	1,310	3,674	2,485
Sales and marketing	2,528	1,992	1,872	4,527	3,887
General and administrative	1,312	1,076	984	2,394	1,951

Total operating expenses	5,766	4,810	4,166	10,595	8,323

Operating profit/(loss)	7,312	4,345	(1,135)	11,638	(3,672)

Other income/(expense)	(129)	(81)	(58)	(191)	(36)
Interest income	343	327	323	670	629

Net income/(loss)	7,526	4,591	(870)	12,117	(3,079)

Basic net income/(loss) per share	$0.21	$0.13	$(0.02)	$0.35	$(0.09)

Shares used in computing basic net income/(loss) per share	35,286	34,756	35,641	35,020	35,633

Diluted net income/(loss) per share	$0.19	$0.12	$(0.02)	$0.31	$(0.09)

Shares used in computing diluted net income/(loss) per share	40,036	39,186	35,641	39,405	35,633

SOHU.COM INC.

CONSOLIDATED SUMMARY BALANCE SHEET DATA

(UNAUDITED, IN THOUSANDS)

	Jun. 30, 2003	Dec. 31, 2002
ASSETS
Cash, cash equivalents and investments in marketable debt securities	$55,422	$44,211
Accounts receivable, net	12,150	3,954
Prepaid and other current assets	2,538	2,009
Fixed assets, net	5,502	6,012
Loans to related parties and other assets, net	6,059	5,786

	81,671	61,972

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	10,528	5,119
Deferred revenues	2,654	1,622

Total current liabilities	13,182	6,741
Shareholders’ equity	68,489	55,231

	$81,671	$61,972

SEGMENT INFORMATION

Summarized information by segment for the three and six months ended June 30, 2003 and 2002,

as excerpted from the internal management reports, is as follows (in thousands):

	Three Months Ended			Six Months Ended
	Jun. 30, 2003	Mar. 31, 2003	Jun. 30, 2002	Jun. 30, 2003	Jun. 30, 2002
Revenues:
Advertising	6,801	4,476	3,363	11,277	5,874
Non-advertising:
E-subscriptions	11,564	8,678	1,877	20,242	2,766
E-commerce	984	1,175	800	2,159	1,828
Other	0	82	86	82	189

Subtotal non-advertising revenues	12,548	9,935	2,763	22,483	4,783

Total revenues	19,349	14,411	6,126	33,760	10,657

Cost of revenues:
Advertising	1,750	1,602	1,495	3,352	2,958
Non-advertising:
E-subscription	3,547	2,646	850	6,193	1,216
E-commerce	891	1,008	663	1,899	1,568
Other	83	—	87	83	264

Subtotal non-advertising cost of revenues	4,521	3,654	1,600	8,175	3,048

Total cost of revenues	6,271	5,256	3,095	11,527	6,006

Gross profit	13,078	9,155	3,031	22,233	4,651